SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2019

OptimizeRx Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-53605	26-1265381
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Water Street, Suite 200, Rochester, MI	48307
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 248.651.6568

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

SECTION 4 – Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

On April 22, 2019, the Audit Committee of the Board of Directors of OptimizeRx Corp. (the “Company”) approved the engagement of Marcum LLP (the “New Accountant”) as the Company’s new independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2019 and simultaneously informed Sadler, Gibb & Associates, LLC (the “Former Accountant”) of its dismissal and that the New Accountant would be auditing the firm’s financial statements from this point forward.

The Former Accountant’s audit report on the financial statements of the Company for the years ended December 31, 2018 and 2017 contained no adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. The Former Accountant’s report on the Company’s internal control over financial reporting as of December 31, 2018 expressed an adverse opinion because of material weaknesses related to (i) ineffective segregation of duties assignments, and ineffective information technology general controls (ITGCs) in the areas of user access and change-management over a certain information technology (IT) system, used in the Company’s financial reporting processes. As a result, business process automated and manual controls that are dependent on appropriate segregation of duties and are dependent on the affected ITGCs were ineffective because they could have been adversely impacted and (ii) there were ineffective controls related to revenue including ineffective controls over the review and approval of a key revenue calculation spreadsheet and ineffective controls over the accuracy and completeness of activity data produced by the Issuer’s proprietary IT system related to user actions in an electronic environment. These deficiencies were a result of a design deficiency in the review and approval process and IT control processes lacking sufficient documentation.

For the years ended December 31, 2018 and 2017, and through the interim period ended April 22, 2019, there were no “disagreements” (as such term is defined in Item 304 of Regulation S-K) with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of the Former Accountant would have caused them to make reference thereto in their reports on the financial statements for such periods.

For the years ended December 31, 2018 and 2017, and through the interim period ended April 22, 2019, there were no “reportable events” (as such term is defined in Item 304 of Regulation S-K) other than the Former Accountant having advised the Company that the internal controls necessary for the Company to develop reliable financial statements do not exist for the reasons stated above.

Prior to retaining the New Accountant, the Company did not consult with the New Accountant regarding either: (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was the subject of a “disagreement” or a “reportable event” (as those terms are defined in Item 304 of Regulation S-K).

On April 22, 2019, the Company provided the Former Accountant with its disclosures in the Current Report on Form 8-K disclosing the dismissal of the Former Accountant and requested in writing that the Former Accountant furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. The Former Accountant’s response is filed as an exhibit to this Current Report on Form 8-K.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
16.1	Letter from Sadler, Gibb & Associates, LLC to the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OptimizeRx Corporation

/s/ Douglas P. Baker
Douglas P. Baker
Chief Financial Officer

Date: April 26, 2019

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